Exhibit 99.1

NeuroOne Medical Technologies Corporation Appoints Neuroscience Expert Kip Ludwig, PhD To Chair Artificial Intelligence Advisory Board

NeuroOne creates new advisory board focused on artificial intelligence and neuromodulation applications

NeuroOne Medical Technologies Corporation (OTCQB: NMTC), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announced today the creation of a new Artificial Intelligence Advisory Board, to be chaired by Kip Ludwig, PhD.

The advisory board, comprised of six additional members with experience in industry, clinical practice, medical research and the FDA, will focus on the potential use of NeuroOne’s electrode technology in artificial intelligence and bioelectronics applications. Dr. Ludwig, along with the advisory board members, will provide guidance to the Company on potential applications in translational neuroscience settings, including artificial intelligence and neuromodulation for medical applications.

“Research into the integration of humans and electronics has grown substantially in the last ten years, but more precise coordination has been fundamentally roadblocked by existing electrode technology,” said Dr. Ludwig. “The NeuroOne platform samples activity from the human brain, and early pre-clinical experience has shown that NeuroOne’s electrode technology has advanced resolution as compared to certain currently commercially available technologies. The full promise of those data can only be realized by leveraging state of the art advances in artificial intelligence and machine learning to identify new diagnostic and therapeutic targets.”

NeuroOne CEO Dave Rosa said, “Dr. Ludwig is one of the foremost experts in neuromodulation and bioelectronics. The Advisory Board’s input in the development of our electrode portfolio will be invaluable as we consider potential applications beyond the medical diagnostic and treatment settings.”

Dr. Ludwig leads the Bioelectronic Medicines Laboratory at the University of Wisconsin. The primary focus of his lab is developing next-generation neuromodulation therapies that use minimally invasive strategies to “wiretap” the nervous system. Prior to Wisconsin, Dr. Ludwig served as the Program Director for Neural Engineering at the National Institutes of Health (NIH). He co-led the Translational Devices Program at the National Institute of Neurological Disorders and Stroke (NINDS); led the NIH Programs under the White House BRAIN to catalyze implantable academic and clinical devices to stimulate and/or record from the central nervous system and led a trans-NIH planning team in developing the ~$250 million S.P.A.R.C. Program to stimulate advances in neuromodulation therapies for organ systems.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from Epilepsy, Parkinson’s Disease, Essential Tremors and other related neurological disorders that may improve patient outcomes and reduce procedural costs.

Forward Looking Statement

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the Company’s business strategy, market size, potential growth opportunities, plans for product applications and product development, the use of electrode technology in artificial intelligence and bioelectronics applications, capital requirements, clinical development activities, the timing and results of clinical trials, regulatory submissions, potential regulatory approval, commercialization of the technology, future operations, future efficiencies, and other financial and operating information. Although the Company believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, our ability to serve those markets, the rate and degree of market acceptance of our products, clinical trial patient enrollment, the results of clinical trials, the actions of third-party clinical research organizations, suppliers and manufacturers, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.